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                                                                   EXHIBIT 10.13






                              AGREEMENT made as of the 29th day of January 1997,
                        by and between CBS Inc. ("CBS"), a New York corporation, having its principal office at 51 West 52nd Street, New York, New York 10019, and Daniel Mason ("Executive"), residing at 21701 Club Hollow Road, Poolesville, Maryland 20837.

                              W I T N E S S E T H :


            WHEREAS Executive has been performing services as President of the CBS Radio Division pursuant to an agreement between Executive and CBS made as of May 22, 1996 (the "Agreement"); and

            WHEREAS CBS and Executive have concluded good faith discussions for the purpose of amending the Agreement and adjusting Executive's compensation package in recognition of the merger of CBS and the Infinity Broadcasting Corporation and the change in Executive's responsibilities in connection therewith; and

            WHEREAS CBS desires to secure the services of Executive as President of CBS Radio and Executive is willing to perform such services, upon the terms, provisions and conditions set forth in the Agreement as amended herein.


            NOW, THEREFORE, in condition of the promises and the mutual covenants herein contained, it is agreed upon between CBS and Executive to amend the Agreement as follows:

            1. Paragraph 1(b) of the Agreement shall be amended as follows:

            Executive shall report to the Chairman and Chief Executive Officer of CBS Radio (currently, Mel Karmazin), and shall perform services assigned to him consistent with his position as President, CBS Radio, but shall not be responsible for all of CBS Radio's operating segments.
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            2. Paragraph 2(a) of the Agreement shall be amended as follows:

            CBS agrees to pay Executive, and Executive agrees to accept from CBS for his services hereunder, a base salary of Eight hundred fifteen thousand Dollars ($815,000) per annum effective January 1, 1997. Thereafter, Executive's base salary shall be subject to merit review and to the potential of increase in accordance with CBS compensation guidelines and practices.

            3. Paragraph 2(b) of the Agreement shall be amended as follows:

            CBS agrees that Executive's Annual Incentive target payment shall be forty percent (40%) of Executive's base salary. The precise amount of such payments, if any, shall be determined on an annual basis at the sole discretion of the Board of Directors of Westinghouse Electric Corporation ("Westinghouse") based on goals set annually by the Chairman and Chief Executive Officer of CBS Radio.

            4. Paragraph 3 of the Agreement shall be amended as follows:

            Executive shall be included in all plans now existing or hereafter adopted for the general benefit of CBS Radio employees. Executive will also participate in other CBS Radio benefit plans in which participation is limited to CBS Radio executives in positions comparable to or lesser than Executive's. To the extent Executive participates in any benefit plan, such participation shall be based upon Executive's base salary, unless otherwise indicated in the plan document that such benefit should be based on base salary and bonus. Participation in, or eligibility for participation in CBS Radio benefit plans will be in lieu of eligibility for, or
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            participation in any CBS or Westinghouse benefit plans.

            5. Paragraph 7(a) of the Agreement shall be deleted.

            The above amendments shall supersede, cancel and replace the cited paragraphs in the Agreement in all respects. To the extent that the above amendments may be inconsistent with any other provisions of the Agreement, the above amendments shall govern.

            Subject to the execution of this Amendment to the Agreement, in recognition of Executive's new responsibilities as President, CBS Radio, and in consideration of the amendments set forth herein, Executive shall receive a special grant of 60,000 options of Westinghouse common stock with a purchase price set at the Fair Market Value as of the date that the options are granted. All options so granted shall be governed in accordance with the provisions of the Westinghouse Long-Term Incentive Plan.


            IN WITNESS WHEREOF, the parties have executed this Agreement as of March __, 1997.

                                           CBS INC.,

                                           by /s/ Mel Karmazin
                                              -----------------------------


                                           EXECUTIVE,


                                              /s/ Daniel Mason
                                              -----------------------------
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                              AGREEMENT made as of the 22nd day of May 1996, by
                        and between CBS Inc. ("CBS"), a New York corporation, having its principal office at 51 West 52nd Street, New York, New York 10019, and Daniel Mason ("Executive"), residing at 21701 Club Hollow Road, Poolesville, Maryland 20837.

                              W I T N E S S E T H :


            WHEREAS, CBS desires to secure the services of Executive as President of the CBS Radio Division, and Executive is willing to perform such services, upon the terms, provisions and conditions hereinafter set forth:


            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, it is agreed upon between CBS and Executive as follows:

            1. (a) CBS hereby employs Executive, and Executive hereby accepts employment as President of the CBS Radio Division for a term commencing November 28, 1995 and ending November 27, 1999 (the "Employment Term").

            (b) Executive shall report to the Executive Vice President of CBS and President of the CBS Station Group (currently, Bill Korn), and shall perform services assigned to him consistent with his position as President of the CBS Radio Division.

            2. (a) CBS agrees to pay Executive, and Executive agrees to accept from CBS for his services hereunder, a base salary of Five hundred seventy-five thousand Dollars ($575,000) per annum for the first contract year. Thereafter, Executive's salary shall be subject to merit review and to the potential of increase in accordance with CBS compensation guidelines and practices.

            (b) CBS agrees that Executive shall have an Annual Incentive target payment of Three hundred fifty thousand Dollars ($350,000) with the potential of up to an
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additional Three hundred fifty thousand Dollars ($350,000); of this amount, Two hundred thousand Dollars ($200,000) shall be guaranteed on an annual basis. The precise amount of such additional payments shall be determined on an annual basis at the sole discretion of the Board of Directors of Westinghouse Electric Corporation ("Westinghouse") based on goals set at the beginning of each fiscal year with the active participation of Executive. Seventy percent (70%) of the Annual Incentive payment amount shall be based on meeting financial goals and thirty percent (30%) shall be based on meeting nonfinancial goals.

            (c) Subject to the execution of this Agreement, Executive shall receive a grant of 265,000 options of Westinghouse common stock (a standard grant of 60,000 options, a special grant of 25,000 options and an additional three year grant of 180,000 options, representing contract years 1997, 1998 and
1999), at $16.75 per option, the price as of December 6, 1995, the day that the options were granted. Fifty percent of the options (132,500) shall vest one year from the date of the grant and the second 50% (132,500) shall vest two years from the grant. All options shall expire 10 years from the date of the grant or upon the termination of Executive's employment with CBS, whichever occurs first.

            3. Executive shall be included in all plans now existing or hereafter adopted for the general benefit of Westinghouse employees, such as the pension plan, savings programs and group medical, disability or other insurance plans and benefits, subject to the provisions of such plans as the same may be in effect from time to time. Executive will also participate in other Westinghouse benefit plans in which participation is limited to Westinghouse executives in positions comparable to or lesser than Executive's. To the extent Executive participates in any benefit plan, such participation shall be based upon Executive's base salary, unless otherwise indicated in the plan document that such benefit should be based on base salary and bonus. Participation in, or eligibility for participation in Westinghouse benefit plans will be in lieu of eligibility for, or participation in any CBS benefit plan.
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            4. Executive shall be entitled to four (4) weeks vacation with pay, and vacation shall be governed in accordance with CBS policy and Executive shall also be entitled to holidays in accordance with CBS policy.

            5. Executive may elect to undergo an annual physical examination, at the expense of Company, using a physician and medical facility chosen by Executive, consistent with CBS policy. The results of such annual physical examination shall be provided only to Executive, except with the prior, voluntary, written authorization of Executive.

            6. Company shall continue to furnish to Executive the office space, furnishings and equipment, in the office he currently occupies, in the Semmes Building in Potomac, Maryland. The parties acknowledge and agree that, although Executive shall continue to maintain his principal office and his residence in the greater Washington, D.C., metropolitan area, Executive shall travel nationally, as needed, to perform his duties under this Agreement. Executive further agrees that he shall make himself available during business hours, as needed, in New York City, consistent with Executive's right to maintain his principal office and sole residence in the greater Washington, D.C. metropolitan area.

            7. (a) If CBS should buy or merge with a major radio group, and thereby substantially increase the number of radio properties it owns or operates, Executive will continue to be President of the Radio Division and have responsibility for all operating segments. He will report directly to the Chairman of the radio group, if such a position exists as a result of this acquisition, and the Chairman would report directly to the Executive Vice President of CBS and the President of the CBS Station Group (presently Bill
Korn). CBS and Executive will enter into good faith discussions immediately after the closing of such acquisition or merger for the purpose of adjusting Executive's corporation package in recognition of his increased responsibility. CBS may pay Executive a
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reasonable sum, either as a lump sum adjustment, deferred compensation, increased wage bonus potential or other mutually agreed upon arrangements. CBS and Executives will make a good faith effort to accomplish this goal. If however, the parties fail to reach such agreement within ninety (90) days after the closing date of such acquisition or merger, Executive may terminate this Agreement without cause on no less than an additional sixty (60) days' notice, it being understood that in such event, CBS would have no further financial obligation to such Executive.

            (b) If Executive is terminated by Mutual Agreement during the term of this Agreement, CBS will pay Executive one year's base salary and Executive's next scheduled guaranteed Annual Incentive payment, and Executive shall be free of restrictions with respect to future assignments. For purposes of this Agreement, "Mutual Agreement" shall mean that Executive's working conditions have become intolerable, and that Executive has discussed the situation with senior management and given appropriate notice of his intention to leave.

            8. Executive agrees to devote his full efforts and attention to the affairs of CBS during normal business hours during the Employment Term except during vacation periods and reasonable periods of illness or other incapacity consistent with the practices of CBS for executives in comparable positions, and agrees that his services shall be completely exclusive to CBS during the Employment Term.

            9. Executive acknowledges that he has been furnished a copy of the "Policy Notes from the President" concerning conflicts of interest ("Conflicts Policy"), dated December 13, 1989, and a copy of the "CBS Policy Summary". Executive further acknowledges that he has read and fully understands all the requirements thereof, and acknowledges that at all times during the Employment Term he shall perform his services hereunder in full compliance with the Conflicts Policy and the CBS Policy Summary and with any revision thereof or additions thereto.
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            10. (a) In the event of the death or voluntary resignation of
Executive, salary payments and any Annual Incentives to be paid pursuant to the Agreement shall cease immediately; provided, however, in the event of death, the estate of Executive shall receive any salary due and not yet paid through the date of Executive's death.

            (b) If, during the Employment Term, CBS properly terminates the employment of Executive for Cause, which for these purposes is defined as (i) fraud, misappropriation or embezzlement on the part of Executive, (ii) Executive's willful failure to perform services hereunder or (iii) Executive's intentional breach of the provisions of paragraph 7 or of paragraph 8 hereof or
(iv) disregard of Executive's obligation pursuant to paragraph 7 hereof, to make himself available for business in New York City during business hours, consistent with maintenance of Executive's principal office and sold residence in the greater Washington, D.C. metropolitan area, then CBS shall immediately have the right to terminate this Agreement without further obligation.

            (c) In the event that Executive is unable, due to illness, accident or other physical or mental disability, to perform the essential functions of his positions under this Agreement, even with reasonable accommodation, for a continuous period of two (2) months, Company may terminate Executive's employment. The termination of this Agreement because of Executive's incapacity shall not affect Executive's eligibility for benefits under the terms of the Westinghouse Long-Term Disability Plan, or its Accident and Sickness Plan and Executive's continued accrual of service credit thereunder. Executive will continue under the Westinghouse Salary Continuation and Extension Plan as governed by Westinghouse policy based on service, and to the extent Executive has enrolled in the Westinghouse Management Disability Plan, he would be covered thereunder.

            (d) If, during the Term of this Agreement the employment of Executive by CBS should be terminated by CBS other than for cause, Executive shall, despite the termination, be entitled to continue to receive his base
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salary and guaranteed bonus as provided for under paragraph 2(a) and (b) of the
Agreement throughout the remainder of the Employment Term so long as Executive is willing, ready and able to render exclusive services hereunder during such remainder of the term. Nothing herein shall obligate CBS to utilize Executive's services, and CBS shall have fulfilled all of its obligations hereunder by payment to Executive of the applicable amounts set forth herein for the term of this Agreement. Notwithstanding anything contained in this Agreement (including without limitation anything contained in paragraph 3 above), Executive shall not be entitled to receive any severance pay upon the termination of this Agreement or of the Executive's employment hereunder at any time during the term of this Agreement, unless the amount of severance under the Westinghouse policy which Executive would otherwise be entitled to receive (had Executive and CBS not entered into this Agreement) exceeds the amount of basic salary payable for the remainder of the term of this Agreement, in which case Executive shall receive such severance pay in lieu of the amount of basic salary payable for the remainder of the term (i.e., Executive shall be entitled to receive the greater of the remaining basic salary under this Agreement or the applicable amount of severance).

            11. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration held in New York City and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

            12. This Agreement contains the entire understanding of the parties with respect to the subject matter thereof, supersedes any and all prior agreements of the parties with respect to the subject matter thereof, and cannot be changed or extended except by a writing signed by both parties hereto. The above notwithstanding, the parties acknowledge and agree that Executive shall remain entitled to receive both an Annual Incentive and Group W Long-Term Incentive bonus for his 1995 performance, under the terms of
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his April 29, 1993 letter agreement between Executive and Group W. This
Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, executors, heirs, administrators, successors and assigns. This Agreement and all matters and issues collateral thereto other than benefits under a plan or option agreement which will be subject to the laws specified therein, shall be governed by the laws of the State of New York applicable to contracts performed entirely therein. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.

            13. All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally or mailed by registered or certified mail, return receipt requested, to the parties at their addresses above indicated, or at such other addresses as they may hereafter designate in writing.


            IN WITNESS WHEREOF, the parties have executed this Agreement as of May __, 1996.


                                             CBS INC.,

                                               by /s/ Peter A. Lund
                                                  ---------------------------


                                             EXECUTIVE,


                                                  /s/ Daniel Mason
                                                  ---------------------------